UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

General Mills, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-01185	41-0274440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota		55426
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (763) 764-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On March 13, 2019, General Mills, Inc. (the “Company”) agreed to sell €300,000,000 aggregate principal amount of its 0.000% Notes due 2020 (the “Notes”) pursuant to the Underwriting Agreement, dated March 13, 2019 (the “Underwriting Agreement”), among the Company, Deutsche Bank AG, London Branch and Credit Suisse Securities (Europe) Limited.  The Notes will be issued pursuant to that certain Indenture, dated as of February 1, 1996 (as amended, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee, and the Officers’ Certificate and Authentication Order, dated March 15, 2019 (the “Officers’ Certificate”), pursuant to Sections 201, 301 and 303 of the Indenture. The offer and sale of the Notes has been registered under the Securities Act of 1933, as amended, by Registration Statement on Form S-3 (No. 333-223919). The sale of the Notes is expected to close on March 15, 2019.

The purpose of this Current Report is to file with the Securities and Exchange Commission the Underwriting Agreement, the Officers’ Certificate and the opinion of Dorsey & Whitney LLP with respect to the validity of the Notes.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

1.1	Underwriting Agreement, dated March 13, 2019, among the Company, Deutsche Bank AG, London Branch and Credit Suisse Securities (Europe) Limited.
4.1	Officers’ Certificate and Authentication Order, dated March 15, 2019, for the 0.000% Notes due 2020 (which includes the form of Note) issued pursuant to the Indenture.
5.1	Opinion of Dorsey & Whitney LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 15, 2019

GENERAL MILLS, INC.

By:    /s/ Donal L. Mulligan

Name: Donal L. Mulligan
Title: Chief Financial Officer